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                                                                    Exhibit 23.3


                                                                  (513) 723-4000




                                     CONSENT
                                     -------


Board of Directors
Home Loan Financial Corporation
401 Main Street
Coshocton, Ohio  43812-1580

Gentlemen:

                  We hereby consent to the use of our firm's name in the Registration Statement on Form S-1 (the "Form S-1"), including all amendments thereto, to be filed by Home Loan Financial Corporation (the "Company") to register 2,248,250 common shares, without par value, of the Company, pursuant to the Securities Act of 1933; to the statements with respect to our firm appearing under the headings "Prospectus Summary", "Legal Matters" and "Principal Effects of the Conversion" in the Prospectus which is included in the Form S-1; and to the filing of our opinion regarding the legality of the common shares, included as Exhibit 5 to the Form S-1, and our opinion regarding federal and state tax matters, included as Exhibit 8 to the Form S-1.

                                          Very truly yours,



                                          VORYS, SATER, SEYMOUR AND PEASE

Cincinnati, Ohio
December 15, 1997